RIGS ROLL INTO WEST AFRICA

London, 9 February 2004 – Randgold Resources' exploration teams are busy drilling and mobilising rigs throughout West Africa with the twin objectives of converting resources to reserves and testing new targets. This target testing policy endorses our belief in growth through reinvestment in exploration.

At Loulo, an aggressive campaign is in progress with three diamond rigs having drilled 42 holes and completed 10 000 metres of a 14 000 metre programme. The Loulo drilling is designed to test the current orebodies, drill satellite deposits and assess new targets. At Yalea and Loulo, this work has confirmed continuity of mineralisation and geology down to depths of 400 metres below surface returning grades of 5 to 10 g/t over mineable widths. These results highlighted the potential for a significant resource below the open pits that can be exploited by underground methods.

In addition to the expansion of these orebodies, drilling has closed the 200 metre gap between Yalea and the P125 satellite with the southernmost hole returning 28.9 g/t over 25.6 metres. At Loulo 2, a high-grade zone returning intercepts of 4.9 to 38.6 g/t along a 100 metre strike is still open. Finally, at Baboto, a 100 metre wide zone grading 1 to 4.5 g/t has been identified with potential for a two kilometer strike length. Drilling continues this year with definition of the depth extensions at Yalea and testing of further satellites and new targets. The Sitakili joint venture agreement with the artisanal community also offers the potential for another drilling target within the Loulo region.

In the Morila region, Dave Reading general manager operations says, "We are chasing new target areas both on and off lease". In the joint venture with AngloGold on the Morila mining permit, the updated geological model has highlighted new conceptual targets with similar geological settings to Morila within the Domba corridor which will be tested by RC and diamond drilling. Fifty kilometers to the west of Morila on the Segala permit, a major structural zone has been identified yielding surface gold anomalies and gold in bedrock and is referred to as Nemala. A detailed helicopter magnetic survey to define targets for drill testing on the six kilometre strike length of this structure is in progress. Drilling to test Nemala and three other targets within the Morila region will be effected before the rainy season in July 2004.

In Senegal, geochemistry has outlined the southern extension to the Sabodala structure onto our permits and can now demonstrate a major gold-in-soil anomaly over plus six kilometres which, with further work, could be extended to our KB target locating a further eight kilometres to the south. Exploration continues to define a further three targets for drill testing on our Tomboronkoto and Kanoumering permits. Mobilisation of drill rigs is planned to test these targets in early April 2004.

DISCLAIMER: Statements made in this document with respect to Randgold Resources' current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Randgold Resources. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Randgold Resources cautions you that a number of important risks and uncertainties could cause actual results to differ materially from those discussed in the forward-looking statements, and therefore you should not place undue reliance on them. The potential risks and uncertainties include, among others, risks associated with: fluctuations in the market price of gold, gold production at Morila, the development of Loulo, estimates of reserves and mine life and liabilities arising from the closure of Syama. Randgold Resources assumes no obligation to update information in this release. For a discussion on such risk factors, refer to the annual report on Form 20/F for the year ended December 31, 2002, which was filed with the Securities Exchange Commission on June 27, 2003.